Exhibit 4.1

SPECIMEN UNIT CERTIFICATE
NUMBER               UNITS
U-___________

SEE REVERSE FOR CERTAIN
DEFINITIONS

CUSIP [  ]

AZTECA ACQUISITION CORPORATION

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT                                                                                                                                                                                                              is the owner of                                                                                                         Units.

Each Unit (“Unit”) consists of one (1) share of common stock, $.0001 par value per share (the “Common Stock”), of Azteca Acquisition Corporation, a Delaware corporation (the “Corporation”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $12.00 per share (subject to adjustment). Each Warrant will become exercisable on the later of: (i) thirty (30) days after the Corporation’s completion of an acquisition, stock exchange with, purchase of all or substantially all of the assets of, or engagement in any similar business combination with one or more businesses or assets (a “Business Combination”), or (ii) twelve (12) months from the closing of the Corporation’s initial public offering, and will expire unless exercised before 5:00 p.m., New York City Time, on the date that is five (5) years after the date on which the Corporation completes its initial Business Combination, or earlier upon redemption or liquidation (the “Expiration Date”).   The Warrant included in this Unit will not become exercisable and will expire worthless in the event the Corporation fails to consummate a Business Combination within 21 months of the date of the final prospectus relating to the Company’s initial public offering.

The shares of Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to [              ], 2011, unless Deutsche Bank Securities Inc. elects to allow separate trading earlier, subject to the Corporation’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation’s receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of [             ], 2011, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

Witness the facsimile signature of its duly authorized officers.

President	Secretary

AZTECA ACQUISITION CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units, including, as applicable, the Certificate of Incorporation and all amendments thereto, the Warrant Agreement and the resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—	Custodian

TEN ENT	—	as tenants by the entireties			(Cust)
(Minor)
Under Uniform Gifts to Minors
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			Act
(State)

Additional abbreviations may also be used though not in the above list.

     For value received,                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                      Units represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                          Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Corporation redeems the shares of Common Stock sold in its initial public offering because it does not acquire, engage in a share exchange with, purchase all or substantially all of the assets of, or engage in any other similar business combination with one or more businesses or assets (a “Business Combination”) by [           ], 2013, or if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common Stock in connection with a tender offer (or proxy, solely in the event the Corporation is required to seek stockholder approval of the proposed Business Combination) setting forth the details of a proposed Business Combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.